Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-64081 and No. 333-90835) and Form S-3 (No. 333-56293) of Noven Pharmaceuticals, Inc. of our report dated February 12, 2004, except for paragraph 3 of Note 7 as to which the date is March 2, 2004, relating to the financial statements of Vivelle Ventures LLC, which appears in this Form 10-K of Noven Pharmaceuticals, Inc.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 8, 2004